Exhibit 99.1

Fogo de Chão, Inc. Reports Third Quarter 2017 Results

DALLAS--(BUSINESS WIRE)--November 7, 2017--Fogo de Chão, Inc. (NASDAQ:FOGO) today reported financial results for its 13-week fiscal third quarter ended October 1, 2017.

Key Highlights for the Third Quarter of 2017 compared to the Third Quarter of 2016 Include:

  Total revenue was $71.4 million, which represents 3.5% growth on a reported basis and 5.1% growth on a constant currency basis(1) excluding the benefit of the 2016 Summer Olympics.
  Total revenue was negatively impacted by approximately $0.9 million as a result of hurricane activity.
  Consolidated comparable restaurant sales decreased 5.1%(2).
  U.S. comparable restaurant sales decreased 2.1%. Excluding the impact of the hurricane activity during the quarter, U.S. comparable restaurant sales decreased 1.4%.
  Brazil comparable restaurant sales decreased 17.1%. Excluding the impact of the two Rio de Janeiro locations, Brazil comparable restaurant sales increased 3.0%. The Rio de Janeiro locations’ results included lapping the 2016 Summer Olympics and current security issues in that city during the quarter.
  GAAP net income was $2.7 million, or $0.09 per diluted share.
  Adjusted net income(3) was $3.0 million, or $0.10 per diluted share.
  The Company’s Middle East joint venture opened its first restaurant, located in Jeddah, Saudi Arabia.
(1)	In order to assess how the business performed in the current period, the Company has adjusted the prior period on a constant currency basis. Constant currency calculations compare results between periods as if exchange rates had remained constant period-over-period. The Company compares the percent change in the results from one period to another period using constant currency to exclude the effects of foreign currency fluctuations. A reconciliation of GAAP revenue to constant currency revenue is included in the accompanying financial data. See also "Non-GAAP Financial Measures" below.
(2)	A restaurant in the comparable restaurant base that is forced to close for at least four consecutive days is removed from the comparable sales calculation for the full quarter in which the closure occurred until the first full quarter following the anniversary of the closure. Certain restaurants that were directly impacted by Hurricane Harvey (two in Houston), Hurricane Irma (one in Miami) and Hurricane Maria (one in San Juan) were removed from the comparable restaurant sales base during the third quarter of 2017. Restaurants indirectly impacted include Orlando, Atlanta, Dunwoody, San Antonio, and Austin.
(3)	Adjusted net income is a non-GAAP measure. A reconciliation of GAAP net income to adjusted net income is included in the accompanying financial data. See also "Non-GAAP Financial Measures" below.

“While our U.S. traffic was impacted by the three devastating hurricanes, we continued to outperform both the Knapp-Track High-End Steakhouses and Black-Box’s Upscale/Fine Dining groups during the period,” said Larry Johnson, Chief Executive Officer of Fogo de Chao, Inc. “In today’s competitive environment, providing both value and a differentiated experience are paramount to attracting and retaining guests. We believe our brand and strategic platforms deliver these competitive advantages.”

Third Quarter 2017 Financial Results

Total revenue for the third quarter of Fiscal 2017 was $71.4 million compared to $69.0 million in the third quarter of Fiscal 2016. The $2.4 million increase is primarily attributable to new restaurant locations opened in the last 18 months, a favorable foreign exchange impact and an increase in other revenue, partially offset by a comparable sales decrease of 5.1%. During the third quarter of Fiscal 2017 the Company recognized a country development fee and a store opening fee in addition to a recurring license fee in relation to the Jeddah, Saudi Arabia opening. Excluding the impact of the 2016 Summer Olympics and favorable foreign exchange impact, consolidated comparable restaurant sales decreased 2.9% over the prior year period.

U.S. restaurant revenue for the third quarter of Fiscal 2017 was $60.9 million compared to $56.8 million for the third quarter of Fiscal 2016. The $4.0 million increase is due to new restaurant locations opened in the last 18 months, offset by a U.S. comparable restaurant sales decrease of 2.1%.

Brazil restaurant revenue for the third quarter of Fiscal 2017 was $10.3 million compared to $12.2 million in the third quarter of Fiscal 2016. The $1.8 million decrease is attributable to a Brazil comparable restaurant sales decrease of 17.1%, offset by a favorable foreign exchange impact. Excluding the impact of the 2016 Summer Olympics and favorable foreign exchange impact, Brazil comparable restaurant sales decreased 6.4% over the prior year period.

GAAP net income for the third quarter of Fiscal 2017 was $2.7 million, or $0.09 per diluted share, compared to $4.6 million, or $0.16 per diluted share in the third quarter of Fiscal 2016. Adjusted net income in the third quarter of Fiscal 2017 was $3.0 million, or $0.10 per diluted share, compared to $4.7 million, or $0.16 per diluted share in the third quarter of Fiscal 2016. A reconciliation between GAAP net income and adjusted net income is included in the accompanying financial data.

Development Update

As of October 1, 2017, the Company operated 48 restaurants, nine of which are in Brazil, two joint venture restaurants in Mexico, and one joint venture restaurant in Saudi Arabia.

The Company’s Middle East joint venture opened its first restaurant in Jeddah, Saudi Arabia in August 2017. The Company plans to open at least two additional Company-owned restaurants during the remainder of Fiscal 2017. The Company has three signed leases and is negotiating multiple letters of intent for planned 2018 and 2019 Company-owned locations.

Investors are reminded that the actual number and timing of new restaurant openings is subject to a number of factors outside of the Company's control including, but not limited to, weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

2017 Outlook

Consistent with the October 17, 2017 pre-release, the Company is updating its guidance for the 52-week fiscal year 2017, which ends on December 31, 2017. GAAP diluted net income per share is expected to range between $0.74 and $0.77 (previously $0.92 to $0.95), and adjusted diluted net income per share is expected to range between $0.77 and $0.80. Diluted net income per share guidance for Fiscal 2017 is based, in part, on the following annual assumptions:

Updated:

  Total revenue of $306 million to $311 million (previously $315 million to $320 million), assuming an exchange rate of 3.25 Brazilian reais to 1 U.S. dollar;
  Company-owned comparable restaurant sales of -1.5% to -2.5% (previously -0.5% to 0.5%);
  Restaurant contribution margin of 27.5% to 28.0% (previously 28.8% to 29.2%); and
  Depreciation expense of $19.0 million to $19.5 million (previously $18.5 million to $19.0 million);

Unchanged:

  Pre-opening expenses of $3.0 million to $3.5 million;
  General and administrative expenses of $20 million to $22 million;
  Opening up to seven restaurants, including up to two international joint venture locations;
  Capital expenditures, net of tenant allowances, of $26 million to $30 million; and
  Tax rate of 32% to 33%.

Guidance Policy

The Company intends to provide annual guidance as it relates to revenue, comparable restaurant sales growth, restaurant contribution margin, general and administrative expense, tax expense, and development schedule. The Company expressly disclaims any duty to update this guidance.

Conference Call/ Webcast

The Company will host a conference call to discuss its third quarter 2017 financial results today at 5:00 PM Eastern Time. Hosting the call will be Larry Johnson, Chief Executive Officer, Barry McGowan, President, and Tony Laday, Chief Financial Officer.

The conference call can be accessed live over the phone by dialing (877) 407-0789 or for international callers by dialing (201) 689-8562. A replay will be available two hours after the call and can be accessed by dialing (844) 512-2921 or for international callers by dialing (412) 317-6671; the passcode is 13652685. The replay will be available through Tuesday, November 14, 2017. The conference call will also be webcast live and later archived on Fogo’s corporate website at ir.fogodechao.com under the ‘News & Events’ section.

About Fogo de Chão

Fogo de Chão (fogo-dee-shown) is a leading Brazilian steakhouse, or churrascaria, which has specialized for nearly 40 years in fire-roasting high-quality meats utilizing the centuries-old Southern Brazilian cooking technique of churrasco. Fogo delivers a distinctive and authentic Brazilian dining experience through the combination of high-quality Brazilian cuisine and a differentiated service model known as espeto corrido (Portuguese for "continuous service") delivered by gaucho chefs. Fogo offers its guests a tasting menu of a variety of meats including beef, lamb, pork and chicken, simply seasoned and carefully fire-roasted to expose their natural flavors, a gourmet Market Table with seasonal salads, soup and fresh vegetables, seafood, desserts, signature cocktails and an award-winning wine list. The first Fogo de Chão opened in Brazil in 1979. The Company currently operates 37 restaurants in the United States, nine in Brazil, two joint venture restaurants in Mexico and one joint venture restaurant in Saudi Arabia. Visit FOGO.com for more information.

Safe Harbor Statement

This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties. Forward-looking statements relate to expectations, beliefs, projections, guidance, future plans, objectives and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, and the implementation of our marketing and branding strategies. Forward-looking statements can also be identified by words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “seeks,” “intends,” “targets” or the negative of these terms or other comparable terminology. Forward-looking statements are not guarantees of future performance and actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in our recent annual report on Form 10-K for the fiscal year ended January 1, 2017 filed with the Securities and Exchange Commission, and our discussion of risks in our quarterly reports on Form 10-Q. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by applicable securities law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures

The Company uses the following non-GAAP financial measures: EBITDA, Adjusted EBITDA, Adjusted net income (loss), segment restaurant contribution, and constant currency (collectively the "non-GAAP financial measures"). The Company also presents certain results of operations on a constant currency basis to exclude the effects of foreign currency fluctuations. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used by the Company in this press release may be different from the methods used by other companies.

Key Financial Data - Fiscal Quarter	Fiscal Quarter Ended				Adjusted(a)
(in thousands, except restaurant and per share amounts)	October 1, 2017	October 2, 2016	Change	Change	October 2, 2016	Change	Change

Comparable store sales:
U.S.	-2.1%	-1.0%
Brazil	-17.1%	9.0%
Brazil adjusted for 2016 Summer Olympics	-6.4%	0.2%
Consolidated	-5.1%	0.6%
Consolidated adjusted for 2016 Summer Olympics	-2.9%	-0.8%

Restaurants opened during period(b)	1	1
Restaurants closed during period(c)	(1)	—
Restaurants open at period end	48	43

Restaurant revenue(d):
U.S.	$60,862	$56,818	$4,044	7.1%
Brazil	$10,337	$12,178	$(1,841)	-15.1%	$11,131	$(794)	-7.1%
Consolidated	$71,404	$69,012	$2,392	3.5%	$67,965	$3,439	5.1%

Adjusted EBITDA attributable to Fogo de Chão, Inc.	$10,383	$12,734	$(2,351)	-18.5%	$12,398	$(2,015)	-16.3%

Net income attributable to Fogo de Chão, Inc.	$2,709	$4,579	$(1,870)	-40.8%	$4,228	$(1,519)	-35.9%
Adjusted net income attributable to Fogo de Chão, Inc.	$2,960	$4,650	$(1,690)	-36.3%	$4,303	$(1,343)	-31.2%

Diluted earnings per share	$0.09	$0.16	$(0.07)	-43.8%	$0.15	$(0.06)	-40.0%
Adjusted diluted earnings per share	$0.10	$0.16	$(0.06)	-37.5%	$0.15	$(0.05)	-33.3%

(a)	Fully adjusted to exclude the revenue impact of the 2016 Summer Olympics ($1,367) and currency fluctuation in the Brazilian Real $320 for the thirteen weeks ended October 2, 2016.
(b)	We opened our first Middle East JV restaurant in August 2017. We do not consolidate the results of our Middle East JV operations.
(c)	The lease for an underperforming restaurant in Brazil expired in September 2017 and was not renewed. The restaurant was fully impaired as of January 1, 2017.
(d)	We have two operating segments: United States and Brazil. Our Mexico JV is included in the United States for segment reporting purposes as the operations of the joint venture are monitored by the United States segment management. Consolidated restaurant revenue includes $205 and $16 of other revenue for the thirteen week periods ended October 1, 2017 and October 2, 2016, respectively.

Key Financial Data - Fiscal Year	Thirty-Nine Week Periods Ended				Adjusted(a)
(in thousands, except restaurant and per share amounts)	October 1, 2017	October 2, 2016	Change	Change	October 2, 2016	Change	Change

Comparable store sales:
U.S.	-0.2%	-0.4%
Brazil	-7.4%	2.3%
Brazil adjusted for 2016 Summer Olympics	-3.4%	-0.7%
Consolidated	-1.4%	0.0%
Consolidated adjusted for 2016 Summer Olympics	-0.7%	-0.5%

Restaurants opened during period(b)	4	2
Restaurants closed during period(c)	(1)	—
Restaurants open at period end	48	43

Restaurant revenue(d):
U.S.	$194,121	$176,787	$17,334	9.8%
Brazil	$31,145	$30,576	$569	1.9%	$32,337	$(1,192)	-3.7%
Consolidated	$225,517	$207,419	$18,098	8.7%	$209,180	$16,337	7.8%

Adjusted EBITDA attributable to Fogo de Chão, Inc.	$39,586	$41,624	$(2,038)	-4.9%	$41,556	$(1,970)	-4.7%

Net income attributable to Fogo de Chão, Inc.	$13,162	$16,739	$(3,577)	-21.4%	$16,494	$(3,332)	-20.2%
Adjusted net Income attributable to Fogo de Chão, Inc.	$14,144	$17,047	$(2,903)	-17.0%	$16,818	$(2,674)	-15.9%

Diluted earnings per share	$0.46	$0.58	$(0.12)	-20.7%	$0.57	$(0.11)	-19.3%
Adjusted diluted earnings per share	$0.49	$0.59	$(0.10)	-16.9%	$0.58	$(0.09)	-15.5%

(a)	Fully adjusted to exclude the revenue impact of the 2016 Summer Olympics ($1,367) and currency fluctuation in the Brazilian Real $3,128 for the thirty-nine weeks ended October 2, 2016.
(b)	We opened our first Middle East JV restaurant in August 2017. We do not consolidate the results of our Middle East JV operations.
(c)	The lease for an underperforming restaurant in Brazil expired in September 2017 and was not renewed. The restaurant was fully impaired as of January 1, 2017.
(d)	We have two operating segments: United States and Brazil. Our Mexico JV is included in the United States for segment reporting purposes as the operations of the joint venture are monitored by the United States segment management. Consolidated restaurant revenue includes $251 and $57 of other revenue for the thirty-nine week periods ended October 1, 2017 and October 2, 2016, respectively.

Fogo de Chão, Inc. Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (in thousands, except share and per share amounts)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016

Revenues:
Revenue restaurant sales	$71,199	$68,996	$225,266	$207,362
Other revenue	205	16	251	57
Total revenues	71,404	69,012	225,517	207,419
Restaurant operating costs:
Food and beverage costs	21,313	20,118	65,073	59,539
Compensation and benefit costs	17,937	16,321	54,683	48,330
Occupancy and other operating expenses (excluding depreciation and amortization)	15,188	13,575	45,306	39,199
Total restaurant operating costs	54,438	50,014	165,062	147,068
Marketing and advertising costs	1,963	1,705	5,956	5,116
General and administrative costs	5,286	4,975	16,918	15,384
Pre-opening costs	377	1,081	2,410	2,113
Depreciation and amortization	4,792	3,962	14,092	11,590
Other operating (income) expense, net	12	38	344	(166)
Total costs and expenses	66,868	61,775	204,782	181,105
Income from operations	4,536	7,237	20,735	26,314
Other income (expense):
Interest expense, net of capitalized interest	(1,299)	(1,087)	(3,709)	(3,307)
Interest income	587	648	1,909	1,534
Other income (expense), net	—	(11)	12	(14)
Total other income (expense), net	(712)	(450)	(1,788)	(1,787)
Income before income taxes	3,824	6,787	18,947	24,527
Income tax expense	1,305	2,295	6,195	7,977
Net income	2,519	4,492	12,752	16,550
Less: Net loss attributable to noncontrolling interest	(190)	(87)	(410)	(189)
Net income attributable to Fogo de Chão, Inc.	$2,709	$4,579	$13,162	$16,739
Net income	$2,519	$4,492	$12,752	$16,550
Other comprehensive income (loss):
Currency translation adjustment	4,127	(1,380)	3,467	14,735
Total other comprehensive income (loss)	$4,127	$(1,380)	$3,467	$14,735
Comprehensive income	6,646	3,112	16,219	31,285
Less: Comprehensive loss attributable to noncontrolling interest	(204)	(227)	(92)	(483)
Comprehensive income attributable to Fogo de Chão, Inc.	$6,850	$3,339	$16,311	$31,768
Earnings per common share attributable to Fogo de Chão, Inc.:
Basic	$0.10	$0.16	$0.47	$0.60
Diluted	$0.09	$0.16	$0.46	$0.58
Weighted average common shares outstanding:
Basic	28,234,889	28,119,343	28,220,449	28,094,437
Diluted	28,793,488	28,743,358	28,840,234	28,846,382

Reconciliation to Adjusted Net Income attributable to Fogo de Chão, Inc.(a) (in thousands, except share and per share amounts)

	Fiscal Quarter Ended		Adjusted(e)
	October 1, 2017	October 2, 2016	October 2, 2016

Net income attributable to Fogo de Chão, Inc.	$2,709	$4,579	$4,228
Corporate office relocation	154	—	—
Non-recurring expenses(b)	123	108	113
Income tax expense(c)	1,296	2,279	2,295
Pre-tax adjusted net income	4,282	6,966	6,636
Estimated tax provision(d)	1,322	2,316	2,333
Adjusted net income attributable to Fogo de Chão, Inc.	$2,960	$4,650	$4,303

Adjusted net income per common share attributable to Fogo de Chão, Inc.:
Basic	$0.10	$0.17	$0.15
Diluted	$0.10	$0.16	$0.15

Weighted average common shares outstanding:
Basic	28,234,889	28,119,343	28,119,343
Diluted	28,793,488	28,743,358	28,743,358

(a)	Excludes impacts attributable to our joint venture in Mexico.
(b)	For the thirteen weeks ended October 1, 2017, amount consists of closure related costs associated with an underperforming restaurant in Brazil whose lease was not renewed. For the thirteen weeks ended October 2, 2016, amount consists of one-time expenses related to the realignment of management of the Brazilian subsidiaries.
(c)	Consists of recorded income tax expense for the period. Actual taxes are added back and recalculated against pre-tax adjusted net income shown in (d).
(d)	The consolidated effective tax rate for the thirteen weeks ended October 1, 2017 was 34.1%. The discrete tax items recognized during the thirteen weeks ended October 1, 2017 had a minimal impact on the effective tax rate.
(e)	We have excluded the impact of the 2016 Summer Olympics and foreign currency fluctuations when comparing the percent change in the results from the prior year period.

Reconciliation to Adjusted Net Income attributable to Fogo de Chão, Inc.(a) (in thousands, except share and per share amounts)

	Thirty-Nine Week Periods Ended		Adjusted(e)
	October 1, 2017	October 2, 2016	October 2, 2016

Net income attributable to Fogo de Chão, Inc.	$13,162	$16,739	$16,494
Secondary offering costs	715	—	—
Corporate office relocation	154	—	—
Non-recurring expenses(b)	331	456	480
Income tax expense(c)	6,162	7,926	8,085
Pre-tax adjusted net income	20,524	25,121	25,059
Estimated tax provision(d)	6,380	8,074	8,241
Adjusted net income attributable to Fogo de Chão, Inc.	$14,144	$17,047	$16,818

Adjusted net income per common share attributable to Fogo de Chão, Inc.:
Basic	$0.50	$0.61	$0.60
Diluted	$0.49	$0.59	$0.58

Weighted average common shares outstanding:
Basic	28,220,449	28,094,437	28,094,437
Diluted	28,840,234	28,846,382	28,846,382
(a)	Excludes impacts attributable to our joint venture in Mexico.
(b)	For the thirty-nine weeks ended October 1, 2017, amount consists of $123 in closure related costs associated with an underperforming restaurant in Brazil whose lease was not renewed and a $208 increase in reserves related to litigation with The Union of Workers in Hotels, Apart-Hotels, Motels, Flats, Restaurants, Bars, Snack Bars and Similar in São Paulo and the Region. An agreement was reached with the Union of Workers to resolve the claims and a labor court judge signed an order approving the agreement during the second quarter of Fiscal 2017. For the thirty-nine weeks ended October 2, 2016 amount includes $332 in one-time expenses related to the realignment of management of the Brazilian subsidiaries, the legal transfer of the Brazilian subsidiaries to the Company’s Dutch holding company to support the Company’s expansion into international markets and $124 in other one-time legal and accounting fees.
(c)	Consists of recorded income tax expense for the period. Actual taxes are added back and recalculated against pre-tax adjusted net income shown in (d); however the non-recurring item related to Brazil for the thirty-nine weeks ended October 1, 2017 has no current year tax effect as it is considered a non-taxable event in Brazil.
(d)	The consolidated effective tax rate for the thirty-nine weeks ended October 1, 2017, excluding the impact of the discrete tax items, was 33.5%.
(e)	We have excluded the impact of the 2016 Summer Olympics and foreign currency fluctuations when comparing the percent change in the results from the prior year period.

Reconciliation Adjusted EBITDA attributable to Fogo de Chão, Inc.(a): (in thousands)

	Fiscal Quarter Ended		Adjusted(d)
	October 1, 2017	October 2, 2016	October 2, 2016

Net income attributable to Fogo de Chão, Inc.	$2,709	$4,579	$4,228
Depreciation and amortization expense	4,684	3,897	3,909
Interest expense, net	1,299	1,087	1,087
Interest income	(587)	(648)	(666)
Income tax expense	1,296	2,279	2,295
EBITDA	9,401	11,194	10,853
Pre-opening costs	376	988	988
Share-based compensation	118	208	208
Non-cash adjustments(b)	211	236	236
Corporate office relocation	154	—	—
Non-recurring expenses(c)	123	108	113
Adjusted EBITDA attributable to Fogo de Chão, Inc.	$10,383	$12,734	$12,398

(a)	Excludes impacts attributable to our joint venture in Mexico.
(b)	Consists of non-cash portion of straight line rent expense.
(c)	For the thirteen weeks ended October 1, 2017, amount consists of closure related costs associated with an underperforming restaurant in Brazil whose lease was not renewed. For the thirteen weeks ended October 2, 2016 amount consists of one-time legal and accounting expenses.
(d)	We have excluded the impact of the 2016 Summer Olympics and foreign currency fluctuations when comparing the percent change in the results from the prior year period.

Reconciliation Adjusted EBITDA attributable to Fogo de Chão, Inc.(a): (in thousands)

	Thirty-Nine Week Periods Ended		Adjusted(d)
	October 1, 2017	October 2, 2016	October 2, 2016

Net income attributable to Fogo de Chão, Inc.	$13,162	$16,739	$16,494
Depreciation and amortization expense	13,787	11,389	11,534
Interest expense, net	3,709	3,307	3,307
Interest income	(1,909)	(1,534)	(1,686)
Income tax expense (benefit)	6,162	7,926	8,085
EBITDA	34,911	37,827	37,734
Pre-opening costs	2,407	1,987	1,987
Share-based compensation	417	620	620
Non-cash adjustments(b)	651	734	735
Secondary offering costs	715	—	—
Corporate office relocation	154	—	—
Non-recurring expenses(c)	331	456	480
Adjusted EBITDA attributable to Fogo de Chão, Inc.	$39,586	$41,624	$41,556

(a)	Excludes impacts attributable to our joint venture in Mexico.
(b)	Consists of non-cash portion of straight line rent expense.
(c)	For the thirty-nine weeks ended October 1, 2017, amount consists of $123 in closure related costs associated with an underperforming restaurant in Brazil whose lease was not renewed and a $208 increase in reserves related to litigation with The Union of Workers in Hotels, Apart-Hotels, Motels, Flats, Restaurants, Bars, Snack Bars and Similar in São Paulo and the Region. An agreement was reached with the Union of Workers to resolve the claims and a labor court judge signed an order approving the agreement during the second quarter of Fiscal 2017. For the thirty-nine weeks ended October 2, 2016 amount includes $332 in one-time expenses related to the realignment of management of the Brazilian subsidiaries, the legal transfer of the Brazilian subsidiaries to the Company’s Dutch holding company to support the Company’s expansion into international markets and $124 in other one-time legal and accounting fees.
(d)	We have excluded the impact of the 2016 Summer Olympics and foreign currency fluctuations when comparing the percent change in the results from the prior year period.

Reconciliation of Income from Operations to Total Segment Restaurant Contribution: (in thousands)

	Thirteen Week Periods Ended		Thirty-Nine Week Periods Ended
	October 1,	October 2,	October 1,	October 2,
	2017	2016	2017	2016
Income from operations	$4,536	$7,237	$20,735	$26,314
Less:
Other revenue	205	16	251	57
Add:
Marketing and advertising costs	1,963	1,705	5,956	5,116
General and administrative costs	5,286	4,975	16,918	15,384
Pre-opening costs	377	1,081	2,410	2,113
Depreciation and amortization	4,792	3,962	14,092	11,590
Other operating (income) expense, net	12	38	344	(166)
Total segment restaurant contribution	$16,761	$18,982	$60,204	$60,294

Total revenues	$71,404	$69,012	$225,517	$207,419
Less: Other revenue	205	16	251	57
Total segment revenue and restaurant sales	$71,199	$68,996	$225,266	$207,362

Supplemental Selected Constant Currency Adjustment Information

	Fiscal Quarter Ended
Constant Currency reconciliation	October 1, 2017	October 2, 2016

Total revenue as reported	$71,404	$69,012
Effect of foreign currency(a)	—	320
Total revenue at constant currency	$71,404	$69,332

Adjusted EBITDA	$10,383	$12,734
Effect of foreign currency(a)	—	64
Adjusted EBITDA at constant currency	$10,383	$12,798
Adjusted EBITDA margin at constant currency	14.5%	18.5%

Segment restaurant contribution	$16,761	$18,982
Effect of foreign currency(a)	—	88
Segment restaurant contribution at constant currency	$16,761	$19,070
Segment restaurant contribution margin at constant currency	23.5%	27.5%

	Thirty-Nine Week Periods Ended
Constant Currency reconciliation	October 1, 2017	October 2, 2016

Total revenue as reported	$225,517	$207,419
Effect of foreign currency(a)	—	3,128
Total revenue at constant currency	$225,517	$210,547

Adjusted EBITDA	$39,586	$41,624
Effect of foreign currency(a)	—	603
Adjusted EBITDA at constant currency	$39,586	$42,227
Adjusted EBITDA margin at constant currency	17.6%	20.1%

Segment restaurant contribution	$60,204	$60,294
Effect of foreign currency(a)	—	878
Segment restaurant contribution at constant currency	$60,204	$61,172
Segment restaurant contribution margin at constant currency	26.7%	29.1%

(a)	As exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of certain results on a constant currency basis in addition to reported results helps improve investors’ ability to understand our operating results and evaluate our performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. We use results on a constant currency basis as one measure to evaluate our performance. We calculate constant currency by retranslating results across all prior periods presented using a derived exchange rate for the most current year periods presented based on actual results. The tables set forth below calculate constant currency at a foreign currency exchange rate of 3.1601 and 3.1727 Brazilian reais to 1 US dollar, which represents the derived exchange rate for the thirteen and thirty-nine week periods ended October 1, 2017, respectively, calculated as explained above. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

UNAUDITED SELECTED CONSOLIDATED BALANCE SHEET DATA (in thousands)

	As of	As of
	October 1, 2017	January 1, 2017
Cash and cash equivalents	$35,123	$31,275
Total assets	535,889	522,395
Long-term debt, including current portion	143,000	150,000
Deferred taxes	23,267	21,838
Total liabilities	226,348	229,536
Total Fogo de Chão, Inc. shareholders' equity	307,591	290,644
Total equity	309,541	292,859

CONTACT:
Investors:
IR@fogodechao.com
972-361-6225
or
Media:
ICR
Joy Murphy, 646-277‐1242
Joy.Murphy@icrinc.com